Exhibit 99.1

Reliance Global Group Announces Formation of New Real Estate Division Aimed at Expanding Operations

Abe Miller, Successful Real Estate Investor and M&A Executive, Joins Reliance to Oversee New Division and Advise on Future Real Estate Transactions

LAKEWOOD, N.J., July 1, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”) today announced the formation of a new Real Estate division drawing on Ezra Beyman’s extensive background in building the third-largest mortgage brokerage in the nation and accumulating a multi-billion-dollar portfolio of multi-family properties. Furthermore, Abe Miller, successful real estate investor and M&A executive, has agreed to join Reliance to oversee this new division and advise on future real estate transactions. Mr. Miller will receive no fixed salary for his services; rather, he will be compensated entirely on a success-based model. The new division is intended to supplement, and not replace, the Company’s focus on acquiring accretive and cash flow positive insurance agencies.

Ezra Beyman, CEO of Reliance, commented, “We are excited to launch a significant initiative—a new division within Reliance dedicated to the acquisition and development of multi-family and commercial real estate properties. We are also pleased to announce that Abe Miller will be joining the Company to head this division and provide strategic guidance on our future real estate endeavors. Abe’s remarkable track record, including his successful creation of a $3 billion real estate portfolio through strategic acquisitions, not only showcases his ability to enhance asset value but also his skill in navigating complex market dynamics to generate substantial investment returns. Having previously worked with Abe, I have firsthand experience of the immense value his insights contribute. We look forward to him leading this latest endeavor as we continue to drive Reliance forward as a leading, technology-focused firm committed to sustainable profitability and increasing shareholder value. With Abe’s extensive experience and strategic visions, we are confident this initiative will accelerate our progress toward achieving our objectives.”

“We anticipate that the new real estate division, set to launch following the closing of the Spetner acquisition, will align perfectly with our ongoing strategy focused on accretive and cash flow positive acquisitions—a realm where we have a proven track record of successful integration, particularly in the insurance brokerage sector. Additionally, we expect that this division will broaden our Company’s portfolio by diversifying into multiple business lines and asset categories. Through this expansion into real estate, Reliance will be positioned to leverage non-dilutive financing sources, supported by both the intrinsic value of the assets and our operational cash flows. We are confident that this strategy will not only contribute significantly to our growth but also greatly enhance shareholder value.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

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Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com